Corporate Presentation
2011
R & D
Integrated
Solutions
High End
Markets

Private & Confidential
COMPANY CONFIDENTIAL
 All information contained in and/or disclosed in this document is considered as
 Confidential and Proprietary Information of China Films Technology Inc.. It is
 understood that no right is conveyed to reproduce or have reproduced any item herein contained without the written permission of China Films Technology Inc..
DISCLAIMER
No representation, express or implied, or warranty as to the accuracy or completeness of all information contained in this presentation is made by China
Films Technology Inc. and nothing contained in this representation is or shall be relied upon as a promise or representation as to the future. The information contained in this presentation is subject to change, completion, or amendment without notice, and the delivery of such information at any time does not imply that the information contained in this presentation is correct as of anytime subsequent to its date.

Private & Confidential
AGENDA
✓ Company Overview
✓ Our Business
✓ Business Strategy
✓ Management Team
✓ R&D Capability and Projects
✓ Industry Overview
✓ Production Plant and Process
✓ Our Products
✓ Intellectual Property
✓ Development Plan
✓ Financial Forecast
✓ Use of Proceeds

Private & Confidential
COMPANY OVERVIEW
❑ A U.S. company
 incorporated in the
 State of Nevada on April
 8, 2011
❑ Business operations
 based in Yunmeng,
 Hubei Province, CHINA
(the Central Hub of China)
Map of China
Hubei

Private & Confidential
OUR BUSINESS
❑ A flexible film producer in China with the
 expertise in BOPET manufacturing technologies
❑ Research & Development of high quality flexible
 film materials (BOPET)
❑ Will position as an Integrated Packaging
 Solutions Provider
❑ Users of our products cover a wide spectrum of
 industries
Consumer
based
Packaging
Imaging
Magnetic
Products
Electronics
And
Electrical
Tobacco, Food, Pharmaceuticals, Alcohol,Cosmetics, Masking film, Motor insulation, Audio / video tapes

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BUSINESS STRATEGY
High-end
Markets
R&D of BOPET
Film Production
Technology
Flexible film and
packaging
solutions provider

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MANAGEMENT TEAM
❑ Consists of a team of young, energetic and
 insightful professionals
❑ Mr. Y.S. Yang - Chief Executive Officer,
 Senior Engineer in Material Engineering,
 Over 20 years of experience in (BOPET and
 BOPP) flexible film industry
❑ Mr. K.S. Goh - Chief Financial Officer, CPA
 in Singapore, Previous senior positions in
 Finance, FMCG sales and marketing,
 production and operation

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R & D CAPABILITY
❑ Currently one of the BOPET film providers
 in China
❑ Wide spectrum of R&D expertise:
 ❑ Electrical and mechanical design of new
 materials
 ❑ Automation control
 ❑ Printed packaging
 ❑ Polymer chemistry
 ❑ Laser holography
 ❑ Anti-counterfeiting chemical
 ❑ Additives

# R&D PROJECTS

Photodegradable Polymer – R&D on nano-TiO2 laminated material
Development of molding machine roller
R&D Projects
Film for Laminated Boards
Anti-abrasive film for Tobacco packaging

Private & Confidential

Private & Confidential
INDUSTRY OVERVIEW
Global
Packaging
Industry
• Est. $505 Billion in revenue
• Flexible Packaging: A fast growing sector
Flexible
Packaging
Industry
• Global: Est. $52 Billion in revenue
• North America as the largest market
• Asia Pacific accounted for 28% of total
• CAGR (3.4%) from 1998 to 2008
BOPET
• Global Demand at 5.6% per year since 2002
• Demand in 2007: 2.1 million tonnes
• East and Central Asia: 46% of global demand
• Forecast to grow at 5.7% annually for next 5 years

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PRODUCTION PLANT
 ❑ Location: Yunmeng County Economic & Techological Development Zone
 ❑ Land area: 11,729.20 sq.meters, about 145 employees
 ❑ Commenced trial production in May 2009
 ❑ One highly automated Brückner-made BOPET production line
 ❑ Designed Annual capacity of 15,000 tons
 ❑ Product mix ranging from the thickness of 8 to 75 microns

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PRODUCTION PROCESS
Raw
Materials
Longitudinal
Stretching
Drying
Mixing
Extrusion
Casting
Additives
Transverse
Stretching
Thickness
Gauge
Pulling
Slitting
Rewinding
Finished
Products

Private & Confidential
OUR PRODUCTS
❑ Packaging Films
❑ Industrial Films
❑ Specialty Films
Metallizable base film
Laminated film
Tinsel Aluminum-
plated film
High gross film
BOPET transfer
Base film
BOPET matt
film
Tensilized film

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PRODUCT APPLICATIONS
Metallizable
Base film
Ò an aluminum metallized base film
Ò displays good thermal stability and tensile strength
Ò provides good adhesion between film and aluminum layer
Ò mainly used for vacuum aluminum plating for paper of flexible plastic lamination.
Printable
Base film
Matte film
Transfer
Base film
Ò Used in tobacco labels, wine labels, high-grade food, medicine and other laser anti-counterfeit labels for anti-counterfeit purpose.
Ò film with single or double matte surface
Ò achieved by adding special additive to the base polymer
Ò used for printing, metallization, stamping and transfer metallization.
Ò a highly transparent film
Ò corona treated on one side to provide excellent adhesion to ink
Ò primarily used in printing and lamination.

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DEVELOPMENT PLAN
❑ Expanded production
 ❑ upgrade existing production line
 ❑ will purchase 1 to 2 production lines in
 the coming years
❑ Exploration of the more profitable
 high-end markets
 ❑ increasing effort in R&D of material
 chemistry
 ❑ develop a series of high quality films
 used in the packing of high-end products

Revenue
60
40
20
0
40.07
46.8
48.5
48.5
2010(A)
2011(F)
2012(F)
2013(F)

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	2010(A)	2011(F)	2012(F)	2013(F)
Gross Profit (USD Mil)	8.76	10.77	11.15	11.15
Net Profit (USD Mil)	4.55	4.19	4.61	4.69
Gross Margin(%)	21.5	23.0	23.0	23.0
Net Margin(%)	11.2	8.94	9.52	9.67
FINANCIAL FORECAST
All forecast figures based on management’s best estimate

Transfer Agent and Filing Fees 5%
Accounting, Auditing and Legal 11%
Marketing and Distribution 17%
R&D of Film Technology and New Products 17%
Working Capital and General Corporate Purposes 50%
USD 300,000

Private & Confidential
USD
Transfer Agent and Filing Fees	15,000
Accounting, Auditing and Legal	35,000
Marketing and Distribution	50,000
R&D of Film Technology and New Products	50,000
Working Capital and General Corporate Purposes	150,000
Total	300,000
USE OF PROCEEDS

Private & Confidential
THANK YOU
China Films Technology Inc.